                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT (the "Agreement"), is entered into and is effective this 23rd day of June 1999 by and between Essex Capital Holdings, Ltd. ("Lender") and BoysToys.com, Inc., a Delaware corporation with principal offices at 4275 Executive Square, Suite 800, La Jolla, California 92037 ("Borrower").

                                    WHEREAS:

                 A. Borrower seeks to borrow up to One Million Dollars
            ($1,000,000) from Lender in connection with the construction and operation of Borrower's planned upscale gentlemen's club in San Francisco, California.

                 B. Lender is willing to lend up to One Million Dollars
            ($1,000,000) to Borrower.

                 C. Subject to the terms and conditions of this
            Agreement, Lender agrees to loan up to One Million Dollars ($1,000,000) to Borrower pursuant to the terms of the Unsecured Promissory Note (dated June 23, 1999) attached to this Agreement and incorporated herein.

            NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.00. OBLIGATIONS OF LENDER. Lender agrees that in accordance with the terms of the Note, Lender agrees to loan up to One Million Dollars ($1,000,000) to Borrower. The Lender shall loan such funds to the Borrower upon receiving a request from Borrower and upon Lender's review and satisfactory approval of Borrower's use of the funds to be provided Borrower by this Agreement.

2.00. OBLIGATIONS OF BORROWER. In addition to Borrower's obligations to Lender as set forth in the Note, Borrower shall make available to Lender the following information and documents: (i) Borrower's quarterly unaudited financial statements; (ii) a description of the use and application of any funds to be loaned to Borrower under this Agreement; and (iii) such information and documents as Lender may reasonably request regarding Borrower's business, financial and operating affairs. All said information and documents shall be promptly delivered to Lender upon Borrower's receipt of a notice from Lender.

     2.01. BORROWER'S OBLIGATIONS TO LENDER RE: USE OF FUNDS. Borrower agrees that at all times the funds received from Lender as provided by Section
     2.00 of this Agreement shall be used only as is consistent with the statements and representations made by Borrower to Lender at the time that funds are requested by Borrower.


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

3.00. OBLIGATION OF BORROWER TO MAINTAIN FINANCIAL & BANK RECORDS. Borrower agrees that: (i) it shall maintain complete and accurate financial, bank, and accounting records (including all supporting documentation such as cancelled checks, receipts, and the like) (the "Records") showing its use of the funds it receives from Lender; (ii) it shall maintain and hold all said Records for a period of at least five (5) years from the last date at which it receives funds from Lender; (iii) it shall, upon five (5) days written notice from Lender, provide Lender with full and unrestricted access to all Records, during regular business hours; and (iv.) permit Lender to conduct an audit of the Records, at Lender's sole expense.

          3.01. EFFECT OF DEFICIENCY; LACK OF RECORDS TO SHOW SUFFICIENCY. In the event that Borrower fails to pay any amounts due under this Agreement or fails to maintain or retain the Records required by
          Section 3.00 of this Agreement, then the same shall be considered a material breach of this Agreement and without waiving any rights that Lender may otherwise have under the Note or this Agreement, Lender shall have the right to declare the Note in default with all rights granted Lender as provided by the Note and by applicable law thereunder.

4.00. OBLIGATION OF BORROWER TO DELIVER FINANCIAL REPORTS.

          4.01. MONTHLY FINANCIAL REPORTS. Borrower agrees that it shall, after Borrower's first issuance of the Note to Lender, provide Lender with a monthly financial report (the "Monthly Financial Report") which shall be delivered to Lender on or before the 20th day of each month. The Monthly Financial Report shall include a complete description of all revenues, expenses, and income accrued, received, or recorded by the Borrower for the month immediately prior to the month in which the Monthly Financial Report is delivered. The Lender shall also have the right to receive, upon request, any additional supporting documentation, including, but not limited to, copies of bank statements, deposit records, cancelled checks, payroll records, state and federal income tax returns, and related records (collectively, "Documentation"). In the event that Lender requests any Documentation from Borrower, Borrower shall deliver all said Documentation within twenty (20) calendar days and Lender shall be responsible for any photocopying and postage costs incurred by Borrower in connection with providing all said Documentation. Borrower shall be responsible for all other costs of providing the Documentation.

5.00. MISCELLANEOUS.

     5.01. FURTHER ASSURANCES. Each of the parties shall hereafter execute all documents and do all acts reasonably necessary to effect the provisions of this Agreement.


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

     5.02. SUCCESSORS. The provisions of this Agreement shall be deemed to obligate, extend to and inure to the benefit of the successors, assigns, transferees, grantees, and indemnitees of each of the parties to this Agreement.

     5.03. OPPORTUNITY FOR SEPARATE COUNSEL. Each of the parties to this Agreement acknowledges and agrees that it has had an opportunity to be represented by independent counsel of its own choice throughout all negotiations which preceded the execution of this Agreement and the transactions referred to in this Agreement, and each has executed this Agreement with the consent and upon the advice of said independent counsel, if any. Each party represents that he or it fully understands the provisions of this Agreement, has had an opportunity to consult with counsel concerning its terms and executes this Agreement of his or its own free choice without reference to any representations, promises or expectations not set forth herein.

     5.04. INTEGRATION. This Agreement, after full execution, acknowledgment and delivery, memorializes and constitutes the entire agreement and understanding between the parties and supersedes and replaces all prior negotiations and agreements of the parties, whether written or unwritten. Each of the parties to this Agreement acknowledges that no other party, nor any agent or attorney of any other party has made any promises, representations, or warranty whatsoever, express or implied, which is not expressly contained in this Agreement; and each party further acknowledges that he or it has not executed this Agreement in reliance upon any belief as to any fact not expressly recited hereinabove.

     5.05. ATTORNEYS FEES. In the event of a dispute between the parties concerning the enforcement or interpretation of this Agreement, the prevailing party in such dispute, whether by legal proceedings or otherwise, shall be reimbursed immediately for the reasonably incurred attorneys' fees and other costs and expenses by the other parties to the dispute.

     5.06. INTERPRETATION. Wherever the context so requires: the singular number shall include the plural; the plural shall include the singular; and the masculine gender shall include the feminine and neuter genders.

     5.07. CAPTIONS. The captions by which the sections and subsections of this Agreement are identified are for convenience only, and shall have no effect whatsoever upon its interpretation.

     5.08. SEVERANCE. If any provision of this Agreement is held to be illegal or invalid by a court of competent jurisdiction, such provision shall be deemed to be severed and deleted; and neither such provision, nor its severance and deletion, shall affect the validity of the remaining provisions.

     5.09. INCORPORATION BY REFERENCE. The parties agree that the Unsecured Promissory Note, dated June 23, 1999 as executed by the Borrower is an integral part of this Agreement and is incorporated by reference herein.


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

     5.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts.

     5.11. EXPENSES ASSOCIATED WITH THIS AGREEMENT. Each of the parties hereto agrees to bear its own costs, attorneys fees and related expenses associated with this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

     FOR THE LENDER:                               FOR THE BORROWER:

     By: /s/ [Illegible]                           By: /s/ Ralph M. Amato
         -------------------------                     -------------------------
                                                           Ralph M. Amato,
                                                           President & CEO


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

ATTACHMENT TO LOAN AGREEMENT OF JUNE 23, 1999

                           UNSECURED PROMISSORY NOTE
                                                    Grand Cayman, Cayman Islands
                                                                   June 23, 1999
                                                                     Page 1 of 4

     FOR VALUE RECEIVED, the undersigned, BoysToys.com, Inc., a Delaware corporation (hereinafter called "Maker"), promises to pay to the order of Essex Capital Holdings, Ltd. (together with all subsequent holders of this Note, hereinafter called "Payee"), or at such other place as Payee may from time to time designate in writing, the principal sum of the amount that may be loaned to Payee hereby which amount shall not exceed one million dollars ($1,000,000), together with interest thereon calculated on a daily basis (based, at Payee's option, on 360-day or 365/366-day years) from the date hereof on the principal balance from time to time outstanding (the "Principal Amount") as hereinafter provided, principal, interest and all other sums payable hereunder to be paid in lawful money of the United States of America as follows:

          A. Interest shall accrue at all times hereunder at the rate of twelve percent (12%) per annum commencing upon the execution of this Note, and shall be payable quarterly on or before the tenth day of the month of September, December, March, and June and continuing thereafter until this
     Note is paid in full.

          B. The amount of the monthly payment shall be equal to the amount of interest on the principal balance.

          C. If not earlier due and payable, the unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall be due and payable in full on or before January 23, 2001 (the "Maturity Date").

          D. Payee shall have the right, upon thirty (30) days notice to Maker, to convert all or any portion of the then outstanding principal of this Note and any accrued and unpaid interest thereon into shares of the Payee's common stock (the "Shares") at a conversion price of forty cents ($0.40) per Share.

          E. Notwithstanding any other provision of this Note, Maker shall have right to accelerate the Maturity Date and prepay all or any portion of the principal due Payee under this Note upon payment to Payee of an amount equal to the product of 1.25 multiplied by the then outstanding amount due as Principal Amount. In the event that Payee elects to prepay this Note pursuant to this Section "E.," Payee shall, upon payment of said amount, pay all amounts of unpaid and accrued interest.

     Maker agrees to an effective rate of interest that is the rate stated above plus any additional rate of interest resulting from any other charges in the nature of interest paid or to be paid by or on behalf of Maker, or any benefit received or to be received by Payee, in connection with this Note.

     If any payment required under this Note is not paid within fifteen (15) days after the date such payment is due, then, at the option of Payee, Maker shall pay a "late charge" equal to two percent (2%) of the amount of that payment to compensate Payee for administrative expenses and other costs of delinquent payments. This late charge may be assessed without notice, shall be immediately due and payable and shall be in addition to all other rights and remedies available to Payee.

     All payments on this Note shall be applied in such manner as Payee elects, and may be applied first to the payment of any costs, penalties, late charges, fees or other charges incurred in connection with the indebtedness evidenced hereby, next to the payment of accrued interest and then to the reduction of the principal balance.

     This Note and all other documents or instruments relating to the indebtedness evidenced by this Note or executed or delivered in connection with the indebtedness evidenced by this Note are hereinafter called the "Loan Documents."

     Time is of the essence of this Note. At the option of Payee, the entire unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall become immediately due and payable without notice upon the failure to pay any sum due and owing hereunder as provided herein or upon the occurrence of any Event of Default in any of the Loan Documents.

     The occurrence of any of the following events or conditions shall constitute and is hereby defined to be an "Event of Default":

          (a) Any failure to pay any principal or interest or any other amount due in connection with this Note when the same shall become due and payable.

          (b) Any failure or neglect to perform or observe any of the terms, provisions, or covenants of any of the Loan Documents or any other document or instrument executed or delivered in connection with the Note, and such failure or neglect either cannot be remedied or, if it can be remedied, it continues unremedied for a period of fifteen (15) days after notice thereof to Maker.

          (c) Any warranty, representation or statement contained in any of the Loan Documents or any other document or instrument executed or delivered in connection with this Note, or made or furnished by or on behalf of Maker, that shall be or shall prove to have been false when made or furnished.

          (d) The filing by Maker, any endorser of the Note or any guarantor of this Note (or against Maker or such endorser or guarantor in which Maker or such endorser or guarantor acquiesces or which is not dismissed within forty-five (45) days after the filing thereof) of any proceeding under the federal bankruptcy laws now or hereafter existing or any other similar stature now or hereafter in effect; the entry of an order for relief under such laws with respect to Maker or such endorser or guarantor; or the appointment of a receiver, trustee, custodian or conservator of all or any part of the assets of Maker or such endorser or guarantor.

          (e) The insolvency of Maker, any endorser of the Note or any guarantor of this Note; or the execution by Maker or such endorser or guarantor of an assignment for the benefit of creditors; or the convening by Maker or such endorser or guarantor of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts; or the failure of Maker or such endorser or guarantor to pay its debts as they mature; or if Maker or such endorser or guarantor is generally not paying its debts as they mature.

          (f) The admission in writing by Maker, any endorser of the Note or any guarantor of this Note that it is unable to pay its debts as they mature or that it is generally not paying its debts as they mature.

          (g) The death or incapacity of Maker, any endorser of the Note or any guarantor of this Note, if an individual, or the liquidation, termination or dissolution of Maker or any such endorser or guarantor, if a corporation, partnership or joint venture.

          (h) The occurrence of any Event of Default under any of the Loan Documents or any other document or instrument executed or delivered in connection with this Note; and not otherwise specifically described in other provisions of this Note.

          (i) The occurrence of any adverse change in the financial condition of Maker that Payee, in its reasonable discretion, deems material, or if Payee in good faith shall believe that the prospect of payment or performance of the Note is impaired.

     After maturity, including maturity upon acceleration, the unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall bear interest from the date of maturity until paid at the rate that is five percent (5%) above the rate that would otherwise be payable under the terms hereof. Maker shall pay all costs and expenses, including reasonable attorneys' fees and court costs, incurred in the collection or enforcement of all or any part of this Note. All such costs and expenses shall be secured by the Loan Documents. In the event of any court proceedings, court costs and attorneys' fees shall be set by the court and not by jury and shall be included in any judgement obtained by Payee.

     Upon the occurrence of an Event of Default under this Note or in any of the other Loan Documents, Payee may proceed against any collateral securing this Note or proceed against the undersigned in such order and manner as Payee, in its sole discretion, shall determine, provided that under no circumstance shall Payee be obligated to proceed against any collateral or against the undersigned for collection of any sums due hereunder.

     Failure of Payee to exercise any option hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent default or in the event of the continuance of any existing default after demand for strict performance hereof.


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

     Maker, sureties, guarantors and endorsers hereof: (a) agree to be jointly and severally bound, (b) severally waive demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment of this Note, (c) consent that Payee may extend the time of payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced by this Note, at the request of any other person primarily liable hereon, and such consent shall not alter nor diminish the liability of any person, and (d) agree that Payee may set off at any time any sums or property owed to any of them by Payee.

     No provision of this Note is intended to or shall require or permit Payee, directly or indirectly, to take, collect or receive in money, goods or in any other form, any interest (including amount deemed by law to be interest) in excess of the maximum rate of interest permitted by applicable law. If any amount due from or paid by Maker shall be determined by a court of competent jurisdiction to be interest in excess of such maximum rate, Maker shall not be obligated to pay such excess and, if paid, such excess shall be applied against the unpaid principal balance of this Note, or if and to the extent that this Note has been paid in full, such excess shall be remitted to Maker.

     This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of Payee and its successors and assigns.

     All notices required or permitted in connection with this Note shall be given at the place and address as separately provided by each party to this Note.

     This Note shall be governed by and construed according to the laws of the State of Delaware.

     IN WITNESS WHEREOF, these presents are executed as of the date first written above.

                                     MAKER:

                                     BOYSTOYS.COM, INC.
                                     (a Delaware corporation)

                                     By: /s/ Ralph M. Amato
                                        --------------------------------------
                                        Ralph M. Amato, President & CEO

Acknowledgement: /s/ [Illegible]
                ---------------------------------
                For: Essex Capital Holdings, Ltd.


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